Exhibit 99.1

September 14, 2012

Apollo Medical Holdings, Inc. Reports Results of Operations for the Three

Months and Six Months Ended July 31, 2012

Glendale, CA — Apollo Medical Holdings, Inc. ("ApolloMed") (OTCQB-AMEH), a leading provider of integrated medical management services in Los Angeles and Central California today announced financial results for the three and six months ended July 31, 2012.

Financial Highlights

Three months ended July 31, 2012

•	Net revenue increased 50.8% to $1.65 million for the three months ended July 31, 2012 compared to $1.09 million for the three months ended July 31, 2011

•	Gross profit increased 187.5% to $443,778 for the three months ended July 31, 2012 compared to $154,371 for the three months ended July 31, 2011

•	Operating loss decreased 24.4% to $63,026 for the three months ended July 31, 2012 compared to $83,339 for the three months ended July 31, 2011

•	Non-GAAP Adjusted EBITDA increased $96,276 to $22,850 for the three months ended July 31, 2012 compared to ($73,426) for the three months ended July 31, 2011

Six months ended July 31, 2012 results

•	Net revenue increased 53.8% to $3.28 million for the six months ended July 31, 2012 compared to $2.13 million for the six months ended July 31, 2011

•	Gross profit increased 202.9% to $746,963 for the six months ended July 31, 2012 compared to $246,575 for the six months ended July 31, 2011

•	Operating loss decreased 57.1% to $116,179 for the six months ended July 31, 2012 compared to $270,783 for the six months ended July 31, 2011

•	Non-GAAP Adjusted EBITDA increased $ 265,866 to $78,622 for the six months ended July 31, 2012 compared to ($187,244) for the six months ended July 31, 2011

Other Events

In the second quarter of 2012, ApolloMed’s subsidiary, ApolloMed ACO, Inc., obtained designation as an Accountable Care Organization (“ACO”) as defined under the Medicare Shared Savings Program (“MSSP”). ACOs emphasize the goal of improving care coordination and limiting the growth in Medicare expenditures. We believe that in establishing an ACO, ApolloMed will be able to leverage its medical management services and networks to improve patient outcomes and reduce expenditures. ACOs participating in the MSSP will be able to share up to 50% of their achieved savings.

"We are excited with the development of ApolloMed ACO as well as the continued growth of our hospitalist services. Our ACO recruited 38 more physicians which we submitted to CMS at the end of August. This brings our total number of ACO physicians to almost 170. We are also seeing robust demand for integrated medical management services as hospitals and health plans are looking for solutions to reduce costs through improved inpatient and post-discharge transitional care. We expect sequential growth going forward through new relationships and contracts," stated Warren Hosseinion, M.D., Chief Executive Officer of Apollo Medical Holdings.

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	July 31,	January 31,
	2012	2012
CURRENT ASSETS
Cash and cash equivalents	$259,095	$164,361
Accounts receivable, net	998,255	994,118
Advances	14,693	2,140
Due from affiliate	8,800	5,504
Prepaid expenses	42,369	45,601
Prepaid financing costs, current	28,829	37,500
Total current assets	1,352,041	1,249,224

Other assets	1,450	1,563
Property and equipment - net	44,186	43,261
Intangible assets	38,000	38,000
Goodwill	32,000	32,000

TOTAL ASSETS	$1,467,677	$1,364,048

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$122,789	$163,476
Senior secured promissory note	270,000	-
10% Convertible notes payable, net	923,282	596,366
Derivative liability	3,109,152	653,026
Stock issuable	27,234	90,000
Due to officers	18,742	12,400
Total current liabilities	4,471,199	1,515,268

8% Convertible notes, net	150,000	150,000
Warrant liability	454,585	120,000
Total liabilities	5,075,784	1,785,268

STOCKHOLDERS' DEFICIT
Preferred stock, par value $0.001 ;
5,000,000 shares authorized; none issued	-	-
Common Stock, par value $0.001; 100,000,000 shares authorized,
31,051,774 and 29,335,774 shares issued and outstanding
as of July 31, 2012 and January 31, 2012, respectively	31,052	29,336
Prepaid consulting	(40,920)	-
Additional paid-in-capital	1,741,549	1,429,051
Accumulated deficit	(5,477,889)	(2,117,708)
Total	(3,746,208)	(659,321)
Non-controlling interest	138,101	238,101
Total stockholders' deficit	(3,608,107)	(421,220)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,467,677	$1,364,048

APOLLO MEDICAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JULY 31, 2012 and 2011

	Three months ended July 31,		Six months ended July 31,
	2012	2011	2012	2011

REVENUES	$1,649,451	$1,093,708	$3,281,295	$2,133,400
COST OF SERVICES	1,205,673	939,336	2,534,332	1,886,825
GROSS PROFIT	443,778	154,371	746,963	246,575

Operating expenses:
General and administrative	501,858	235,130	853,405	511,485
Depreciation	4,946	2,580	9,737	5,873
Total operating expenses	506,804	237,710	863,142	517,358

LOSS FROM OPERATIONS	(63,026)	(83,339)	(116,179)	(270,783)

Other income (expense)
Loss on change in fair value of derivative liabilities	(2,914,549)	-	(2,790,711)	-
Interest expense	(205,221)	(31,603)	(408,047)	(63,177)
Financing cost	(19,685)	(9,375)	(40,895)	(18,750)
Other income	455	1,484	450	2,546
Total other expenses	(3,139,000)	(39,494)	(3,239,203)	(79,381)

LOSS BEFORE INCOME TAXES	(3,202,026)	(122,833)	(3,355,382)	(350,164)

Provision for Income Tax	800	-	4,800	1,600

NET LOSS	$(3,202,826)	$(122,833)	$(3,360,182)	$(351,764)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING -

BASIC AND DILUTED	31,015,904	28,985,774	30,780,543	28,819,752

BASIC AND DILUTED NET LOSS PER SHARE	$(0.10)	$(0.00)	$(0.11)	$(0.01)

APOLLO MEDICAL HOLDINGS, INC.

RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

FOR THE THREE AND SIX MONTHS ENDED JULY 31, 2012 and 2011

	Three months ended July 31,		Six months ended July 31,
	2012	2011	2012	2011

LOSS FROM OPERATIONS	$(63,026)	$(83,339)	$(116,179)	$(270,783)
Depreciation expense	4,946	2,580	9,737	5,873
EBITDA	(58,080)	(80,759)	(106,442)	(264,910)

Issuance of shares for service	59,676	-	102,556	63,000
Non-cash stock option expense	21,254	7,333	82,508	14,666

ADJUSTED EBITDA	$22,850	$(73,426)	$78,622	$(187,244)

*Use of Non-GAAP Financial Measures

In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains non-GAAP financial measures. Adjusted EBITDA, as used in this press release, represents Loss from Operations before depreciation, adjusted for issuance of shares for service, stock option expense, amortization of debt discount and impairment of intangibles and losses on discontinued operations. Adjusted EBITDA is a key indicator used by management to evaluate operating performance. While adjusted EBITDA is not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing the Company’s ongoing operating performance and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of adjusted EBITDA to the nearest comparable GAAP financial measure is included in the financial schedules accompanying this press release. The Non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company's financial statements filed with the Securities and Exchange Commission.

About Apollo Medical Holdings, Inc.

ApolloMed is a leading provider of integrated medical management services that improve the quality and efficiency of inpatient hospital care plus multi-disciplinary care management services targeting inefficiencies in healthcare payer and provider networks. The Company's integrated model combines hospitalist medicine, critical care medicine, case management and transition management that offers to help healthcare organizations engage in performance payments for utilization efficiency, quality of care objectives and shared accountability arrangements. The company's strategy is to capitalize on the growing market for hospital-based physicians and care management services.

Media Contact:

Nidia Flores

818-396-8050